UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2005

Indus International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22993	94-3273443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3301 Windy Ridge Parkway, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-952-8444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Fiscal 2006 Incentive Compensation Plan

On May 4, 2005, the Compensation Committee of the Board of Directors of Indus International, Inc. (the "Company") approved the Indus International, Inc. Fiscal 2006 Incentive Compensation Plan (the "Fiscal Incentive 2006 Plan"), attached hereto as Exhibit 99.1. The Fiscal 2006 Incentive Plan is effective for the Company’s fiscal year ending March 31, 2006. The purpose of the Fiscal 2006 Incentive Plan is to provide performance incentives for the Company’s executive officers and members of the Company’s Business Planning Council and Management Council. Participants in the Fiscal 2006 Incentive Plan include the Company’s President and Chief Executive Officer, Gregory J. Dukat, Executive Vice President and Chief Financial Officer, Thomas W. Williams, Executive Vice President, Joseph T. Trino, and Executive Vice President of Field Operations, John D. Gregg (the "Executive Officers"). The material terms of the Fiscal 2006 Incentive Plan are as follows.

Awards. Participants are eligible to receive cash awards based upon the attainment of two weighted performance levels: (1) achievement of target recognized software licensed revenue, and (2) achievement of target pro forma earnings per share (adjusted for Board approved restructuring expenses and stock-based compensation expense). Such target levels will be based on the Company’s audited financial statements for the 2006 fiscal year. Participants will be eligible to receive an award only if the Company achieves the minimum threshold earnings per share target established under the Fiscal 2006 Incentive Plan. In addition, a portion of any award made on the basis of achieving one or more of the corporate goals will be subject to the attainment of two individual goals. If one or more of the individual goals are not met, the award shall be reduced. Participants will not be eligible to receive any award for meeting individual goals if the minimum threshold earnings per share target is not met. The cash award will represent a percentage of the participant’s base salary as of March 31, 2006. The target awards for Messrs. Dukat, Williams, Trino and Gregg, as a percentage of their base salaries, are 60%, 50%, 40% and 40%, respectively. The maximum award payments that Messrs. Dukat, Williams, Trino and Gregg may receive if all of the targets are met, as a percentage of their base salaries, are 120%, 100%, 80% and 80%.

Payment of Awards. All awards will be paid in cash. The Company anticipates that awards, if any, will be paid on or about May 31, 2006.

Amendment and Termination. The Compensation Committee may terminate, suspend, or amend the Fiscal 2006 Incentive Plan at any time upon written notice to the participants.

Duration of the Fiscal 2006 Incentive Plan. The Fiscal 2006 Incentive Plan will terminate as of the end of the current fiscal year (March 31, 2006).

The Indus International, Inc. Fiscal 2006 Incentive Compensation Plan is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Indus International, Inc. Fiscal 2006 Incentive Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indus International, Inc.

May 10, 2005	By:	Thomas W. Williams

Name: Thomas W. Williams
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	99.1 Indus International, Inc. Fiscal 2006 Incentive Compensation Plan.